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                                                                Exhibit 10.6

                              EMPLOYMENT AGREEMENT


                                        I

                                     PARTIES


1.1 PARTIES. This Employment Agreement (the "Central Agreement") is made this 15th day of December, 1997, effective January 1, 1998, by and between Fred Lick, Jr. ("Employee") and Central Reserve Life Corporation, an Ohio corporation having its principal offices at 17800 Royalton Road, Strongsville, Ohio 44136-5197 ("Central").

                                       II
                                    RECITALS

2.1 PARENT. Central is the parent of Central Reserve Life Insurance Company ("Reserve").

2.2 EMPLOYEE. Employee is Chairman of Central. He holds the same office with Reserve.

2.3 CENTRAL PRIOR AGREEMENTS. Employee and Central are parties to prior employment agreements commencing on January 1,

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         1980. It is the intention of the parties that the January 1, 1980
         Employment Agreement and all subsequent employment agreements be cancelled and supplanted by this Central Agreement.

2.4 RESERVE PRIOR AGREEMENTS. Employee and Reserve are parties to separate employment agreements commencing on January 1, 1980. By a separate employment agreement (the "Reserve Agreement") signed contemporaneously with the signing of this Central Agreement, the January 1, 1980 Employment Agreements and all subsequent employment agreements between Employee and Reserve have been cancelled and supplanted by the Reserve Agreement. A copy of the Reserve Agreement is attached hereto and for reference purposes made a part hereof.


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EMPLOYMENT AGREEMENT
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                                       III
                             TERMS OF THE AGREEMENT

3.1 INITIAL EMPLOYMENT TERM AND COMPENSATION. Central agrees to continue the employ of Employee for a term of two (2) years commencing January 1, 1998 and ending December 31, 1999, to serve as Chairman of Central and Reserve, with primary responsibilities devoted to sales and marketing of Reserve's insurance products. Employee shall be paid a salary at the annual rate of $500,000 during said two-year period, payable in accordance with Central's normal payroll practices. Thereafter, Employee's employment with Central shall be subject to the terms and conditions of Section 3.2 hereof.

3.2 SUBSEQUENT EMPLOYMENT TERM AND COMPENSATION. For the two-year period from January 1, 2000 through December 31, 2001, Central will negotiate in good faith with Employee for his continued employment on the basis of an incentive-based compensation program. Provided however that, in the event



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         that such good faith negotiations do not result in a satisfactory compensation agreement, this Central Agreement shall terminate as of December 31, 1999.

         It is fully understood that, insofar as and so long as Reserve is able to do so, Reserve shall bear the responsibility for fully compensating Employee for all services he performs for both Reserve and Central pursuant to the applicable provisions of the Reserve Agreement and the Central Agreement, and Reserve shall bear the responsibility for fully paying for all of the costs of Employee's benefits and expenses as set forth in such agreements, and Central shall have no responsibility in this regard, and no arrangement has been made between Reserve and Central for allocation of any such compensation or costs; provided however that, if for any reasons whatsoever Reserve is unable or unwilling to fulfill its said responsibilities to fully compensate Employee and fully pay for all of the costs of Employee's benefits and expenses, in part or in whole, then and in that event, the responsibility for so


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EMPLOYMENT AGREEMENT
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         fully compensating Employee and for so paying for all the costs of
         Employee's benefits and expenses under both the Reserve Agreement and the Central Agreement shall be assumed by and borne by Central and any other affiliate, subsidiary or successor.

         Moreover, Employee shall be entitled to retain his current office for as long as he is employed by Central.

3.3 VACATION. Employee is entitled to six (6) weeks' paid vacation annually under the Reserve Agreement, which vacation Employee may cumulate from year to year on and after January 1, 1998. No vacation time prior to January 1, 1998 shall so cumulate.

3.4 RELOCATION. Employee shall not be required to relocate his place of employment or his residence outside of Cuyahoga County, Ohio, but may relocate his residence from time to time within or without Cuyahoga County at his sole election.


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EMPLOYMENT AGREEMENT
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3.5      BOARD OF DIRECTORS. Employee shall remain on the Central and Reserve
         Board of Directors for the duration of his Employment Agreements with Central and Reserve.

                                       IV
                                GENERAL COVENANTS

4.1      GENERAL COVENANTS.
(a) TERMINATION BY EMPLOYEE. At no time within the Initial or Subsequent Employment term of this Central Agreement shall Employee terminate this contract or refuse to perform his duties and responsibilities for Central, except upon a material breach of the terms hereof by Central or of the terms of the Reserve Agreement by Reserve. Upon termination by Employee because of such breach by Reserve or Central, the rights of Employee and the obligations of Central shall be the same as those provided as to Employee and Reserve in Article V of the Reserve Agreement.


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(b)      TERMINATION BY CENTRAL. At no time within the Initial or Subsequent
         Employment term of this Central Agreement shall Central terminate its employment of Employee. If, however, Central shall attempt for any reason whatsoever to terminate its employment of Employee, then and in that event, Employee may deem this a material breach of the terms of this Agreement by Central or of the terms of the Reserve Agreement by Reserve, and the rights of the Employee and the obligations of Central shall be the same as those provided in Article V of the Reserve Agreement.

         Notwithstanding the provisions of this Section 4.1(b), this Central Agreement and the Reserve Agreement and Employee's employment thereunder may be terminated by Central at any time without further compensation for significant just and sufficient cause. For purposes of this paragraph, "significant just and sufficient cause" shall mean any action or non-action involving a material breach of the terms and conditions of the Central or Reserve Agreements by Employee, which cannot be promptly cured or rectified by

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EMPLOYMENT AGREEMENT
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         Employee to Central's reasonable satisfaction, or gross or repeated insubordination or a major conflict or interference with Employer's best interests or business operations.

(c) ASSIGNABILITY. Neither party shall have the right to assign this Central Agreement or any rights or obligations hereunder without the prior written consent of the other party. Provided however that, upon the sale of all or substantially all of the assets, business and goodwill of Central to another corporation or entity, or upon the merger or consolidation of Central with another corporation or entity, this Central Agreement shall inure to the benefit of, and be binding upon, both Employee and the corporation or entity purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation or entity were the original party to this Central Agreement.

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                                        V
                                  MISCELLANEOUS

5.1 ENTIRE AGREEMENT. This Central Agreement and the Reserve Agreement of even date which is attached constitute the entire agreement between the parties hereto in relation to the subject matter hereof, and no other representations, warranties, covenants, understandings or agreements, oral or otherwise, exist in relation thereto between the parties.

5.2 NO THIRD-PARTY BENEFICIARIES. This Central Agreement is intended solely for the benefit of Reserve, Central and Employee and confers no right or benefit upon any other person, including stockholders of Reserve and Central and other officers and directors of Reserve and Central.

5.3 SEPARABILITY. Each provision of this Central Agreement is separable from each other provision, and if any provision shall be found invalid for any reason, the remaining provisions shall continue in full force and effect.


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5.4      SECTION HEADINGS. The article and section headings herein are intended only as aids to the location of subject matter, and are neither a part of the substance of the Agreement nor a guide to construction.

5.5 COUNTERPARTS. This Central Agreement may be executed in one or more counterparts, each of which shall be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written, effective January 1, 1998.

EMPLOYEE:                           CENTRAL:
                                    CENTRAL RESERVE LIFE CORPORATION

/s/ Fred Lick, Jr.                  By:    Frank W. Grimone
--------------------------------       ---------------------------------
         Fred Lick, Jr.
                                    Its:       CFO
                                        --------------------------------